SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 4, 2003

(Date of earliest event reported)

U S Liquids Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13259	76-0519797

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

411 N. Sam Houston Parkway East, Suite 400, Houston, Texas	77060-3545

(Address of principal executive offices)	(Zip Code)

(281) 272-4500

Registrant’s telephone number, including area code

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release of U S Liquids Inc., dated December 4, 2003.

Item 12. Results of Operations and Financial Condition.

     On December 4, 2003, U S Liquids Inc. issued a press release announcing, among other things that, (i) the maturity date of its credit facility has been extended to February 2, 2004, and (ii) the American Stock Exchange intends to suspend trading in the Company’s common stock on December 10, 2003 and proceed with delisting the common stock promptly thereafter. The press release also included additional preliminary operating results for the quarter ended September 30, 2003. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U S LIQUIDS INC

Date: December 4, 2003	By:	/s/ William M. DeArman

William M. DeArman, Chief Executive Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

99.1	Press Release of U S Liquids Inc., dated December 4, 2003.